EXHIBIT 24.1

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints H. Carol Bernstein, their Attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the annual report on Form 10-K for the fiscal year ended September 30, 2014 and any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said Attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows	Chairman of the Board,	November 19, 2014
----------------------------	President and Chief
William P. Noglows	Executive Officer

/s/ Robert J. Birgeneau	Director	November 19, 2014
----------------------------
Robert J. Birgeneau

/s/ John P. Frazee, Jr.	Director	November 19, 2014
----------------------------
John P. Frazee, Jr.

/s/ H. Laurance Fuller	Director	November 19, 2014
----------------------------
H. Laurance Fuller

/s/ Richard S. Hill	Director	November 19, 2014
----------------------------
Richard S. Hill

/s/ Barbara A. Klein	Director	November 19, 2014
----------------------------
Barbara A. Klein

/s/ Edward J. Mooney	Director	November 19, 2014
----------------------------
Edward J. Mooney

/s/ Steven V. Wilkinson	Director	November 19, 2014
----------------------------
Steven V. Wilkinson

/s/ Bailing Xia	Director	November 19, 2014
----------------------------
Bailing Xia